Exhibit 1.1

[    ] Shares

SMART TECHNOLOGIES INC.

CLASS A SUBORDINATE VOTING SHARES

UNDERWRITING AGREEMENT

July [    ], 2010

July [    ], 2010

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

RBC Dominion Securities Inc.

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Smart Technologies Inc., a corporation existing under the Business Corporations Act (Alberta) (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [ ] Class A Subordinate Voting Shares of the Company (the “Firm Shares”), of which [ ] shares are to be issued and sold by the Company and [ ] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [ ] Class A Subordinate Voting Shares (the “Additional Shares”) in the amounts set forth opposite such Selling Shareholder’s name in Schedule I hereto if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Class A Subordinate Voting Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A Subordinate Voting Shares and the Class B Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares” and the “Class B Common Shares”, respectively. The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”

The Company has prepared and filed a preliminary base PREP prospectus relating to the Shares in the English and French languages in accordance with National Instrument 44-103 (“NI 44-103”) for the pricing of securities after the receipt for a prospectus has been obtained (the “Canadian Preliminary Prospectus”) with the Alberta Securities Commission (the “ASC”) and with the securities commissions or other securities regulatory authorities (“Canadian Securities Commissions”) in each of the provinces and territories of Canada. The Company has obtained a receipt from the ASC for the Canadian Preliminary Prospectus (which evidences a receipt from the Ontario Securities Commission (the “OSC”)) and a receipt for the Canadian Preliminary Prospectus has been deemed to have been issued by the Canadian Securities Commissions in each of the provinces and territories of Canada (other than the Provinces of Alberta and Ontario) in accordance with Multilateral Instrument 11-102 (“MI 11-102”) and National Policy 11-202 (“NP 11-202”). The Company has also prepared and filed with the ASC and the other Canadian Securities Commissions a final base PREP prospectus relating to the offering of the Shares in each of the provinces of Canada in the English and French languages in accordance with NI 44-103 (the “Canadian Final Prospectus”), and has obtained a receipt from the ASC for the Canadian Final Prospectus (which evidences a receipt from the OSC) and a receipt for the Canadian Final Prospectus has been deemed to have been issued by the Canadian Securities Commissions in each of the provinces and territories of Canada (other than the Provinces of Alberta and Ontario) on the basis that the Company has satisfied the conditions pursuant to Section 3.4 of MI 11-102. No other document with respect to such Canadian Preliminary Prospectus or such Canadian Final Prospectus, or amendment thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Commissions and no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commissions and no proceeding for that purpose has been initiated or threatened by any Canadian Securities Commissions.

The prospectus in the form first used to confirm sales of Shares in the United States (or in the form first made available to the Underwriters by the Company to meet requests of purchasers in the United States pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus”. The U.S. Prospectus and the Canadian Supplemented Prospectus (as defined in Section 7(j)) are referred to collectively, as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the preliminary prospectus dated                 , 2010 used in the

United States, together with the free writing prospectuses, if any, each identified in Schedule III hereto, “Time of Sale Canadian Prospectus” means the Canadian Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are sometimes referred to collectively, as the “Time of Sale Prospectus.” As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The term “2010 Reorganization” has the meaning ascribed to such term in the Time of Sale Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Based on advice of the Commission, the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed was, and as amended and supplemented, if applicable, will when filed be, true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by applicable securities laws in each of the provinces and territories in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rules and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply and, as amended or supplemented (including for greater certainty, the Canadian Supplemented Prospectus (as defined in Section 7(j)), if applicable, will comply in all material respects with Canadian Securities Laws,

(v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, (x) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, (x) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any supplement thereto), the Canadian Final Prospectus or any broadly available road show based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has complied with all Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Shares as contemplated hereby in each of the provinces and territories of Canada except for the filing of the Canadian Supplemented Prospectus.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus under Canadian Securities Laws in each of the provinces and territories of Canada.

(h) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Common Shares (including the Shares to be sold by the Selling Shareholders) and the Class B Common Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issue and sale of the Shares will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, have a material adverse effect on the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such (i) as may be required by the securities or Blue Sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares, and (ii) for the filing of the Canadian Supplemented Prospectus.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the

Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to either Rule 424 under the Securities Act or Canadian Securities Laws, complied when so filed in all material respects with either the Securities Act and the applicable rules and regulations of the Commission thereunder, or Canadian Securities Laws and the applicable rules and regulations of Canadian Securities Commissions, as applicable.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Except for the Amended and Restated Securityholders Agreement dated June [ ], 2010 among the Company and the parties named therein and the Registration Rights Agreement, as amended, dated June [ ], 2010 by and among the Company and each of the investors listed on Schedule A thereto, there are no contracts, agreements or understandings between the Company and any person (which term shall, throughout this agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified pursuant to the Canadian Final Prospectus or granting such person any preemptive right, right of first offer or similar right with respect to any securities of the Company.

(s) None of the Company or any of its subsidiaries, or any director or officer, or , to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates (other than Intel Corporation or funds advised or managed by Apax Partners L.P. and Apax Partners Europe Managers Ltd. (collectively, “Apax”), or any entity controlled by Intel Corporation or Apax other than the Company and its subsidiaries), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates (other than Intel Corporation or Apax, or any entity controlled by Intel Corporation or Apax other than the Company and its subsidiaries) have conducted their businesses in compliance with applicable anti-corruption laws, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) None of the Company or any of its subsidiaries (collectively, the “Entity”) or any director or officer or, to the knowledge of the Entity, any employee, agent, affiliate (other than Intel Corporation or Apax, or any entity controlled by Intel Corporation or Apax other than the Company and its subsidiaries) or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as set forth in the letter dated May 10, 2010, from Sidley Austin LLP to Mr. David Orlic of the Commission, for the past five (5) years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends (except for acquisitions of shares by the Company from its officers or other employees and any other persons providing services to the Company pursuant to agreements that permit the Company to repurchase such shares upon termination of their employment by, or service to, the Company); and (iii) there has not been any material change in the shares (including securities convertible or exercisable into or exchangeable for shares), short-term debt or long-term debt of the Company and its subsidiaries, except in the case of clauses (i), (ii) or (iii), as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor, to the Company’s knowledge, any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

(aa) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not, individually or in the aggregate, have a material and adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb) The Company and its subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(cc) KPMG LLP, which has expressed its opinion with respect to certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and can express opinions under Canadian Securities Laws. There has not been any disagreement (within the meaning of National Instrument 51-102) with KPMG LLP with respect to audits of the Company.

(dd) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental authority of Canada or any political subdivision or taxing authority thereof in connection with the issuance , sale or delivery of the Shares to the Underwriters.

(ee) (a) None of the Company, its predecessors or subsidiaries has requested or entered into any agreement or other arrangement, or executed any waiver, providing for any material extension of time within which (i) to file any tax return covering any taxes for which the Company, its predecessors or subsidiaries, as the case may be, is or may be liable; (ii) to file any elections, designations or similar filings relating to taxes for which the Company, its predecessors or subsidiaries, as the case may be, is or may be liable; (iii) the Company, its predecessors or subsidiaries, as the case may be, is required to pay or remit any taxes or amounts on account of taxes; or (iv) any taxation authority may assess or collect taxes for which the Company, its predecessors or subsidiaries, as the case may be, is or may be liable; and (b) excluding elections, designations or similar filings relating to the 2010 Reorganization, in the last 3 years, none of the Company, its predecessors or subsidiaries has made and/or filed any elections, designations or similar filings relating to taxes or entered into any agreement or other arrangement in respect of taxes or tax returns that could reasonably be expected to (i) in respect of any taxation year in such period ending before March 31, 2010, materially alter the tax position of the Company, its predecessors or subsidiaries, as the case may be, from that disclosed in the relevant tax returns or (ii) in respect of the taxation year ended March 31, 2010, materially alter the tax position of the Company or its subsidiaries from that disclosed in the financial statements of the Company for the fiscal year ended March 31, 2010.

(ff) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Common Shares or Class B Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or under Canadian Securities Laws, other than shares issued pursuant to employee benefit plans, the Company’s 2009 Equity Loan Participation Plan, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof which the Company is required to comply with as of the effectiveness of the Registration Statement.

(hh) The Company does not expect to be a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (a “Passive Foreign Investment Company”) for its current taxable year or in the foreseeable future; each of the Company and its subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, except for any such adverse tax deficiency determination as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) The statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj) (a) To the Company’s knowledge, there was no existing tax liability of any of the predecessor companies of the Company (other than predecessor Smart Technologies Inc.) that was assumed by the Company as a result of the 2010 Reorganization and that is material to the Company and its subsidiaries, taken as a whole; and (b) the completion of the 2010 Reorganization did not otherwise result in any incremental tax liability to the Company, its predecessors or subsidiaries (whether pursuant to contract, transferee liability principles, remittance obligations or otherwise) that is material to the Company and its subsidiaries, taken as a whole, other than for the payment of withholding tax that was duly and timely paid.

(kk) To the Company’s knowledge, each predecessor entity of the Company (other than predecessor Smart Technologies Inc.) that was involved in the 2010 Reorganization: (a) has not carried on any active business and has never owned or held any property or assets or any interest therein of any nature or kind whatsoever, other than the direct or indirect ownership of securities of the Company; and (b) does not have any obligations or liabilities (whether actual or contingent), including, without limitation, indebtedness, to any person other than (i) obligations or liabilities that are not material to the Company and its subsidiaries, taken as a whole, (ii) obligations or liabilities to other entities involved in the 2010 Reorganization which have been satisfied in full or (iii) liability for withholding tax that was duly and timely paid.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, and only as to itself, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate or articles of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any foreign or domestic governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in the case of clauses (i), (iii) and (iv) for any such contravention which would not have a material adverse effect on the Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement (a “Seller Material Adverse Effect”) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (1) as may be required by the securities or Blue Sky laws of any relevant jurisdictions in connection with the offer and sale of the Shares or pursuant to the rules of FINRA, and (2) for the filing of the Canadian Supplemented Prospectus, except in the case of (1) and (2), where the failure to obtain such consent, approval, authorization, order or qualification would not have a Seller Material Adverse Effect.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder has assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Sale Prospectus and the Prospectus.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed, and as amended and supplemented, if applicable, will when filed, be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to such Selling Shareholder as required by Canadian Securities Laws and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, (x) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading , and (y) will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to such Selling Shareholder as required by Canadian Securities Laws, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, (x) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to such Selling Shareholder as required by Canadian Securities Laws; provided that the representations and warranties set forth in this paragraph 2(h) are made only as to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Canadian Final Prospectus, or any amendments or supplements thereto. It is agreed that the only information provided by a Selling Shareholder to the Company for express inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the Canadian Final Prospectus, the Prospectus or any amendment or supplement thereto is the information about such Selling Shareholder contained in the table under the caption “Principal and Selling Stockholders” and the corresponding footnotes thereto.

(g) If such Selling Shareholder was requested to complete a “FINRA Questionnaire”, the written response to such document provided by such Selling Shareholder to counsel for the Underwriters is true, correct and complete in all material respects.

(h) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act and Canadian Securities Laws, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares by such Selling Shareholder.

(i) Such Selling Shareholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm Shares set forth on Schedule I hereto opposite the name of such Seller, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares, at a price of U.S.$[ ] per share (the “Purchase Price”) with respect to the number of Firm Shares set forth on Schedule I hereto opposite the name of such Seller.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Additional Shares set forth on Schedule I hereto opposite the name of such Selling Shareholder, and the Underwriters shall have the right to purchase, severally and not jointly, up to [            ] Additional Shares at the applicable Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley, Deutsche Bank Securities Inc. and RBC Dominion Securities Inc. (collectively, the “Representatives”) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, Class B Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Class B Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or Class B Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, Class B Common Shares or such other securities, in cash or otherwise or (3) publicly announce the intent to do any of the foregoing, or (4) file any registration statement with the Commission relating to the offering of any Common Shares, Class B Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Class B Common Shares.

The restrictions contained in the preceding paragraph shall not apply to:

(a) the Shares to be sold hereunder;

(b) the issuance by the Company of Common Shares or Class B Common Shares or other securities (including, without limitation, options, restricted shares or restricted share units) pursuant to option plans, share purchase plans or other equity incentive plans (including, without limitation, pursuant to any such plan assumed by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries becomes subject in connection with the acquisition of another business or assets);

(c) the issuance by the Company of Common Shares or Class B Common Shares or other securities upon the exercise, conversion or exchange of exercisable, convertible or exchangeable securities outstanding on the date hereof;

(d) the filing by the Company of any registration statements under the Securities Act for the registration of (A) Common Shares or Class B Common Shares or other securities (including, without limitation, options, restricted shares and restricted share units) issued pursuant to option plans, share purchase plans or other equity incentive plans described in subsection (b) above or (B) Common Shares or Class B Common Shares or other securities issued in connection with the transactions contemplated by subsection (h) below;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act of 1934, as amended (the “Exchange Act”) or a similar plan permitted under Canadian provincial securities laws, for the transfer of Common Shares or Class B Common Shares; provided that such plan does not provide for the transfer of Common Shares during the 180-day restricted period and no filing under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada shall be made in connection with the implementation of any such plan, except to the extent required by applicable law; or

(f) the issuance by the Company of Common Shares or Class B Common shares or other securities representing an aggregate of up to 15% of the total outstanding shares in connection with any joint venture, partnership, alliance or similar arrangement, in connection with any other strategic or similar transaction the primary purpose of which is not to raise capital, or in connection with the acquisition of any entity, business, property, technology or other assets (whether by merger, consolidation, acquisition of securities or otherwise); provided that any securities issued in transactions shall be bound by the restrictions set forth in the preceding paragraph, subject to the exceptions in this paragraph.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective and receipts have been and are deemed to have been issued pursuant to

MI 11-102 in respect of the Canadian Final Prospectus as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$[ ] per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[ ] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[ ] per share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 2010, or at such other time on the same or such other date, not later than [ ], 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [ ], 2010, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective and receipts have been, and are deemed to have been issued pursuant to MI 11-102 and NP 11-202 for the Canadian Final Prospectus not later than [ ][a.m./p.m.] (New York City time) on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The representations and warranties of each of the Selling Shareholders shall be true and correct as of the Closing Date, and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized representative for each Selling Shareholder, to this effect.

(d) The Underwriters shall have received on the Closing Date an opinion of Bennett Jones, LLP, outside Canadian counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto and an opinion of Sidley Austin LLP, outside U.S. counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit D hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of one or more counsel for each Selling Shareholder, dated the Closing Date, substantially to the effect set forth in Exhibit E hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit F hereto and an opinion of Osler, Hoskin & Harcourt LLP, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit G hereto.

With respect to Section 6(e) above, Selling Shareholders’ counsel may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is reasonably satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance reasonably satisfactory to your counsel, (C) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance reasonably satisfactory to your counsel and (D) such counsel shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Bennett Jones LLP and Sidley Austin LLP described in Sections 6(d) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date of the Canadian Final Prospectus (if different from the date hereof) and the Closing Date, a letter dated as of the date of the Canadian Final Prospectus (if different from the date hereof) or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from [ ] regarding compliance with the laws of Quebec relating to the use of the French language in connection with the documents (including the Prospectus and certificates representing the Shares) to be delivered to purchasers in Quebec.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, shall have been delivered to you on or before the date hereof, and shall be in full force and effect on the Closing Date.

(j) The Underwriters shall have received opinions of [ ], dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof.

(k) The Underwriters shall have received opinions of KPMG LLP dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(l) The Shares to be sold at Closing shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance, and approved for listing and posted for trading on the Toronto Stock Exchange (the “TSX”), on the business day immediately preceding the Closing Date, subject only to the satisfaction by the Company of customary post-closing conditions imposed by the TSX in similar circumstances.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, six conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, or as directed by you (and in Toronto and [Montreal], or such other cities as you may direct, with respect to the Canadian Supplemented Prospectus in the English and French languages), without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus) as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, (i) any event shall have occurred as a result of which the Time of Sale Prospectus or Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) are delivered, not false or misleading; (ii) there has been any change in any material fact (which shall include the disclosure of any previously undisclosed material fact) or any misstatement of any material fact contained in the Time of Sale Prospectus or Prospectus or any supplement or amendment thereto; (iii) there has been discovered any new material fact that would have been required to be disclosed in the Time of Sale Prospectus or Prospectus or any supplement or amendment thereto had it been discovered prior to the date thereof; (iv) there has been any material change, or any development including a prospective material change, in the condition, financial or otherwise, or in the earnings, business or operations, assets, liabilities or capital of the Company and its subsidiaries, taken as a whole; or (v) there has been an issuance by any securities regulatory authority including the Nasdaq Global Market or TSX, or any order ceasing, suspending or halting the trading of the Shares or the institution or threat of any proceedings for that purpose; in each such case, the Company shall forthwith notify the Underwriters.

(g) If, during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus) as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (and the Canadian Securities Commissions, to the extent required by law) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in excess of a nominal amount in any jurisdiction in which it would not otherwise be subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To prepare and file with the ASC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented prospectus in the English and French languages that complies with National Instrument 44-103 (the “Canadian Supplemented Prospectus”), in a form reasonably satisfactory to the Underwriters.

(k) To use its best efforts to (i) have the Shares accepted for listing on the Nasdaq Global Select Market in the United States, and the TSX in Canada, and (ii) use its commercially reasonable efforts to maintain the listing of the Shares on either the Nasdaq Global Select Market or the New York Stock Exchange in the United States, or any successor thereto, and the TSX in Canada.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian Supplemented Prospectus and amendments and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Section 7(h) and 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market and the Toronto Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. For the avoidance of doubt, the Company’s obligation to pay expenses under this Section 8, shall not include any obligation to pay underwriting discounts and commissions on any Shares sold by any Selling Shareholder. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including (i) fees and disbursements of their counsel, (ii) stock transfer taxes payable on resale of any of the Shares by them, (iii) any advertising expenses connected with any offers they may make and (iv) travel and lodging expenses of representatives and employees of the Underwriters incurred by them in connection with the roadshow and one-half of the cost of any aircraft chartered in connection with the roadshow. Each Selling Shareholder agrees to pay, severally and not jointly, or cause to be paid the fees, disbursements and expenses of counsel to such Selling Shareholder, but not as to any other Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or (i) in the case of the Registration Statement or any amendment thereof, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein;

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or, (i) in the case of the Registration Statement or any amendment thereof, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, but, in each case, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the gross proceeds minus underwriting discounts and commissions (but not expenses) received by it from the sale of the Shares by it under this Agreement, if any. It is agreed that the only information provided by a Selling Shareholder to the Company for express inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the Canadian Final Prospectus, the Prospectus or any amendment or supplement thereto is the information about such Selling Shareholder contained in the table under the caption “Principal and Selling Stockholders” and the corresponding footnotes thereto.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or, (A) (i) in the case of the Registration Statement or any amendment thereof, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (B) any “misrepresentation” as defined under Canadian Securities Laws , but, in each case, only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability which it may have otherwise than on account of this indemnity agreement) notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, calculated on a solicitor and his own client basis, related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the gross proceeds minus underwriting discounts and commissions (but not expenses) received by each such Selling Shareholder from the sale of the Shares by it under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, their general or limited partners or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. The provisions of this Section 10 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

11. Termination. The Underwriters may terminate this Agreement by notice given to the Company by you on behalf of the Underwriters, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Select Market or the Toronto Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 12, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 11), such defaulting Sellers will reimburse the Underwriters or such Underwriters as have so terminated this

Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Sellers irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the offering of the Shares. The Sellers irrevocably appoint SMART Technologies Corporation, at its office located at 200 Lexington Avenue, Suite 1115, New York, New York 10016, as its authorized agent in The City of New York (the “Authorized Agent”) upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Sellers by the person serving the same to the address provided in Section 19, shall be deemed in every respect effective service of process upon the Sellers in any such suit or proceeding. The Sellers further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Sellers irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Sellers have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Sellers irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each Underwriter agrees, severally and not jointly, to mail or deliver to Sellers, at the respective addresses set forth in Section 19 hereof, a copy of any such process served upon the Authorized Agent by such Underwriter.

(b) Each of the Sellers severally acknowledge that in connection with the offering of the Shares to be sold by such Seller: (i) the Underwriters have acted at arms length, are not agents of, and have assumed no, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Seller with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Sellers agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters shall be delivered, mailed or sent to you in care of (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: [ ]; and (iii) RBC Dominion Securities Inc., 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York, 10281, Attention: [ ], with a copy to [ ]; (B) if to the Company shall be delivered, mailed or sent to 3636 Research Road N.W., Calgary, Alberta, Canada, T2L 1Y1, Attention: General Counsel; (C) if to the Selling Shareholders shall be delivered, mailed or sent to (i) Intel Corporation, Intel Capital Portfolio Manager, 2200 Mission College Blvd., M/S RN6-59, Santa Clara, California 95054, fax number (408) 653-6796, with a copy via e-mail to portfolio.manager@intel.com, and with a copy to Kathi A. Rawnsley, Lowenstein Sandler LLP, 590 Forest Avenue, Palo Alto, California 94301, fax number (650) 433-5597; and (ii) School S.a.r.l., 33 Jermyn Street, London, UK, SW1Y 6DN, Attention: Salim Nathoo, fax number +44 20 7666 6513, with a copy to Michael J. Zeidel, Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, fax number (917) 777-3259.

Very truly yours,

SMART TECHNOLOGIES INC.

By:
Name:
Title:

INTEL CORPORATION

By:
Name:
Title:

SCHOOL 3 S.a.r.l.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

RBC Dominion Securities Inc.

Acting severally on behalf of themselves and

the several Underwriters named in

Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title

By:	Deutsche Bank Securities Inc.

By:
Name:
Title

By:
Name:
Title

By:	RBC Dominion Securities Inc.

By:
Name:
Title

SCHEDULE I

Selling Shareholder	Number of Firm Shares	Number of Additional Shares

Intel Corporation

School 3 S.a.r.l.

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

RBC Dominion Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

CIBC World Markets Inc.

Cowen and Company, LLC

Piper Jaffray & Co.

Thomas Wiesel Partners LLC

Total

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued on [ ]

2.	Final Term Sheet attached hereto as Exhibit B

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[LETTERHEAD]

                                     , 2010

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

RBC Dominion Securities Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBC Dominion Securities Inc. (“RBC Capital Markets”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Smart Technologies Inc., a corporation incorporated under the laws of Alberta, Canada (the “Company”), and certain shareholders of the Company providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, Deutsche Bank and RBC Capital Markets (the “Underwriters”), of shares (the “Shares”) of the Class A Subordinate Voting Shares of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, Deutsche Bank and RBC Capital Markets on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (3) publicly announce the intent to do any of the foregoing. The foregoing sentence shall not apply to

(a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being understood that such Section of the Exchange Act does not apply to the Company, or under the insider reporting laws and regulations of any province of Canada to reflect a disposition of beneficial ownership for value, shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of shares or other securities as a bona fide gift or gifts, (c) transfers of shares or other securities by intestate succession or otherwise upon the death of the owner, (d) transfers or distributions of shares or other securities to limited partners, members, shareholders or other equity holders of the undersigned or transfers to any corporation, partnership or other business entity that is a direct or indirect affiliate of the undersigned, (e) transfers of shares or other securities to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor, or that the undersigned manages, (f) transfers pursuant to the corporate reorganization as more fully described in the Prospectus, (g) conversion of Class B common shares into Common Shares, provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f) and (g), each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this agreement for the balance of the term of this agreement, (h) transfers by a non-officer employee of Common Shares, the net proceeds of which do not exceed an amount sufficient to repay amounts that as a result of this offering become due and payable by such non-officer employee for loans issued to that employee in connection with the Company’s Participant Equity Loan Plan and the aggregate proceeds of which for all non-officer employees does not exceed CDN$3.6 million, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plans permitted under Canadian provincial securities laws for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the 180-day restricted period and no filing under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada shall be made in connection with the implementation of any such plan, except to the extent required by applicable law, (j) Common Shares pledged to secure loans relating to Common Shares purchased under the Company’s Participant Equity Loan Plan, provided that the restrictions imposed by this agreement shall continue to apply if such pledge is terminated and the pledgor continues to own such shares or (k) the sale of Common Shares to the Underwriters pursuant to the Underwriting

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Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, Deutsche Bank and RBC Capital Markets on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right (other than a piggyback registration right) with respect to any registration of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley, Deutsche Bank and RBC Capital Markets that the restrictions imposed by this agreement have expired.

The undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering, except for any such rights as have been heretofore duly exercised or that are being exercised pursuant to the previously entered Registration Rights Agreement with the Company, or in connection with the corporate reorganization described in the Prospectus.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

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Notwithstanding the foregoing, if any shareholder beneficially owning more than 5% of the outstanding Common Shares is released, in full or in part, from the restrictions of any lock-up agreement with the Underwriters related to the Public Offering (each, a “Lock-Up Agreement”), then the undersigned shall be released in the same manner from the restrictions of this agreement (i.e. in the case where Common Shares of such individual or entity are released from a Lock-Up Agreement, the same percentage of Common Shares held by the undersigned shall be released from the restrictions of this agreement on the same terms). For the avoidance of doubt, shareholders beneficially owning more than 5% of the outstanding Common Shares, include without limitation, funds advised by Apax Partners, Intel Corporation, David A. Martin, Nancy L. Knowlton and IFF Holdings, Inc.

Except as set forth herein, this agreement shall apply to the undersigned only if all officers, directors and holders of greater than 1% of the Company’s outstanding Common Shares are subject to a lock-up agreement in the form of this agreement. This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, and (ii) September 30, 2010 if a closing for the Public Offering has not yet occurred as of that time.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Anything herein to the contrary notwithstanding, if the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering or files a withdrawal notice with the SEC relating to the registration statement for the Public Offering, the undersigned will automatically be released from its obligations under this agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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